                                                                    Exhibit 23.6

              CONSENT OF ERNST & YOUNG, LLP INDEPENDENT AUDITORS


We consent to the incorporation by reference in this Registration Statement on Form S-8 of Phone.com of our report dated February 19, 2000 with respect to the financial statements of Onebox.com as of December 31, 1998 and 1999 and for the year ended December 31, 1999 and the periods from May 20, 1998 (date of incorporation) to December 31, 1998 and 1999, included in the form 8-K/A of Phone.com dated April 14, 2000.




San Jose, California
June 30, 2000



                                                       /s/ ERNST & YOUNG LLP